UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 15, 2021

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
13215 Bee Cave Parkway Suite 125, Galleria Oaks B Austin, Texas 78738
(Address of principal executive offices and Zip Code)
+1 (646) 650-1351
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	VNRX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                   Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.02Termination of Material Definitive Agreement.

The disclosure set forth below in Item 5.02 is hereby incorporated by reference into this Item 1.02.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2021, David Vanston, the Company’s Group Chief Financial Officer and Treasurer, and his employer, Volition Diagnostics UK Limited, agreed that his employment agreement would end effective April 17, 2021 (the “Termination Date”).  The decision by the parties to end Mr. Vanston’s employment was made for operational reasons and not as a result of any disagreement or dispute with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Vanston agreed to continue to serve as the Group Chief Financial Officer and Treasurer until the earlier of the Termination Date or completion of the transition of his responsibilities to a successor.  Mr. Vanston also agreed that upon a successor Group Chief Financial Officer being recruited internationally and commencing employment with a Volition Group company, Mr. Vanston’s title would change to that of Advisor to the Board of Volition Diagnostics UK Limited until the earlier of the Termination Date or the completion of the transition of his responsibilities to a successor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: January 15, 2021	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President